UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    December 9, 2005

Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524
(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 225-8910
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On December 9, 2005, Majesco Entertainment Company, a Delaware corporation (the "Company"), entered into a binding letter of intent (the "LOI") with a third party publisher, pursuant to which the Company sold and transferred to such party all of its rights, title and interest with respect to the interactive software games "Ghost Rider" and "The Darkness" that are currently in development (together, the "Products"). Under the terms of the LOI, the Company was paid $8,000,000 cash for the Products, all intellectual property and contracts related to the Products, and any and all assets related to the Products that are in the possession of or controlled by the Company, and assumed all of the Company's obligations and liabilities related to the Products.

As a result of the sale, the Company reduced its financial obligations and improved its capital structure.

On December 13, 2005, the Company issued a press release announcing its entry into the LOI. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d) The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release dated December 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY

By:	/s/ Jesse Sutton
Name:	Jesse Sutton
Title:	President

Date: December 13, 2005